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                                                                      Exhibit 24

                      CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC.
                                 POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that the undersigned Directors and Executive Officers of Chapman Capital Management Holdings, Inc., a Maryland corporation, hereby constitute and appoint NATHAN A. CHAPMAN, JR., and EARL
U. BRAVO, SR. and either of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in either said agent and attorney-in-fact, to sign for the undersigned and in their respective names as Directors and/or Executive Officers of Chapman Capital Management Holdings, Inc., the Registration Statement on Form SB-2, and any and all further amendments to said Registration Statement hereby ratifying and confirming all acts taken by such agent and attorney-in-fact, as herein authorized.

Dated:  May 5, 1998

/s/ NATHAN A. CHAPMAN JR.                   /s/ THERON STOKES
---------------------------------           ------------------------
Nathan A. Chapman, Jr., President           Thereon Stokes, Director
Chairman of Board of Directors and
Director (Principal Executive Officer and
Principal Financial Officer)

/s/ EARL U. BRAVO, SR.                      /s/ M. LYNN BALLARD
---------------------------------           ------------------------
Earl U. Bravo, Sr., Director                M. Lynn Ballard, Controller
                                            (Principal Accounting Officer)